LEASE AGREEMENT BETWEEN

ANC CORPORATE CENTER & PASEO VERDE, LLC,

AS LANDLORD, AND

CLEANSPARK, INC.,

AS TENANT

DATED AUGUST 26, 2021

2370 CORPORATE CIRCLE

HENDERSON, NEVADA

BASIC LEASE INFORMATION

Lease Date:	August 26, 2021
Landlord:	ANC CORPORATE CENTER & PASEO VERDE, LLC, a Delaware limited liability company
Tenant:	CLEANSPARK, INC., a Nevada corporation
Premises:

Suite No. 160, containing approximately 4,552 rentable square feet and approximately 3,923 usable square feet, in the office building commonly known as Green Valley Corporate Center (the “Building”), and whose street address is 2370 Corporate Circle, Henderson, Nevada.  The Premises are outlined on the plan attached to the Lease as Exhibit A.  The land on which the Building is located (the “Land”) is described on Exhibit B.  The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.  Tenant’s rights to use parking spaces at the Project are set forth in Exhibit G hereto.

Term:

Sixty-five (65) full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the sixty-fifth (65th) full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.  Tenant shall have an option to renew the Term as set forth in Exhibit H hereto.

Commencement Date:

The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) ninety (90) days after the date on which Landlord tenders possession of the Premises to Tenant (provided, that if Landlord is unable to deliver possession of the Premises to Tenant by such date, then, as provided in Section 3 of the Lease, Tenant shall accept possession of the Premises on the date Landlord tenders possession thereof to Tenant, which date will then be the “Commencement Date”) or (c) upon completion of Tenant’s Improvements within ninety days (90) pursuant to Exhibit D.

Base Rent	Base Rent shall be the following amounts for the following periods of time:
	Lease Month	Monthly Base Rent
	1 – 12	$10,924.80
	13 – 24	$11,252.54
	25 – 36	$11,590.12
	37 – 48	$11,937.82
	49 – 60	$12,295.96
	61 – 65	$12,664.84

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Base Rent Abatement:

Notwithstanding the section above titled “Base Rent”, provided that no Event of Default exists, Tenant shall be entitled to an abatement of Base Rent otherwise due for Lease Months 2, 3, 13, 14 and 25, such that the effective Base Rent rate for such Lease Months shall be zero dollars ($0.00).).   Notwithstanding such abatement of Base Rent (a) all other sums due under this Lease, including Additional Rent, shall be payable as provided in this Lease, and (b) any increases in Base Rent set forth in this Lease shall occur on the dates scheduled therefor. The abatement of Base Rent provided for in this paragraph is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease.  If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Base Rent provided for in this paragraph shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rent herein abated.

Security Deposit:	$12,664.84.
Rent:	Base Rent, Tenant’s share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Initial Rent Payment:

Upon execution of this Lease and in addition to the Security Deposit, Tenant shall pay to Landlord the amount of $10,924.80, which amount shall be applied against Tenant’s first due monthly payments of Base Rent due under this Lease.

Permitted Use:	General office use.
Tenant’s Proportionate Share:

6.5773% with regard to the Building, which is the percentage obtained by dividing (a) the number of  rentable square feet in the Premises as stated above by (b) the 69,208 rentable square feet in the Building.  Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Base Year:	Calendar year 2022 (grossed up as provided in Section 4(b)(4) of the Lease).
Initial Liability Insurance Amount:	$3,000,000 (including umbrella coverage as set forth in Section 11 of the Lease).
Tenant’s Address:	Prior to Commencement Date:
CleanSpark, Inc.
8475 S. Eastern Ave., Suite 200
Las Vegas, NV 89123
Attention: Compliance Department
Telephone: 203-252-9882 or 702-292-2994
	Email: compliance@cleanspark.com

Following Commencement Date:
CleanSpark, Inc.
2370 Corporate Circle, Suite 160
Henderson, NV 89074
Attention: Compliance Department
Telephone: 203-252-9882 or 702-292-2994
Email: compliance@cleanspark.com

Landlord’s Address:	For all Notices: ANC Corporate Center & Paseo Verde, LLC c/o JMA Ventures, LLC 460 Bush Street San Francisco, CA 94108 Attention: Paul Faries Telephone: Email:

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	ANC CORPORATE CENTER & PASEO VERDE, LLC, a Delaware limited liability company

By: /s/ Paul Faries
Name: Paul Faries
Title: Authorized Signatory

TENANT:	CLEANSPARK, INC., a Nevada corporation

By: /s/ Zachary Bradford
Name: Zachary Bradford
Title: CEO

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TABLE OF CONTENTS

Page No.

1.		Definitions and Basic Provisions.	1
2.		Lease Grant.	1
3.		Tender of Possession.	1
4.		Rent.	1
	(a)	Payment..	1
	(b)	Operating Costs.	2
5.		Delinquent Payment; Handling Charges.	4
6.		Security Deposit.	4
7.		Landlord’s Obligations.	4
	(a)	Services.	4
	(b)	Excess Utility Use	5
	(c)	Restoration of Services; Abatement	5
	(d)	Access	5
8.		Improvements; Alterations; Repairs; Maintenance.	5
	(a)	Improvements; Alterations.	5
	(b)	Repairs; Maintenance.	5
	(c)	Performance of Work.	6
	(d)	Mechanic’s Liens.	6
	(e)	N.R.S. Sections 108.2403 and 108.2407.	7
9.		Use.	7
10.		Assignment and Subletting.	7
	(a)	Transfers.	7
	(b)	Consent Standards.	7
	(c)	Request for Consent.	7
	(d)	Conditions to Consent.	8
	(e)	Attornment by Subtenants	8
	(f)	Cancellation.	8
	(g)	Additional Compensation.	8
	(h)	Permitted Transfers.	8
11.		Insurance; Waivers; Subrogation; Indemnity.	9
	(a)	Tenant’s Insurance.	9
	(b)	Landlord’s Insurance.	11
	(c)	No Subrogation; Waiver of Property Claims.	12
	(d)	Indemnity	12
12.		Subordination; Attornment; Notice to Landlord’s Mortgagee.	12
	(a)	Subordination	12
	(b)	Attornment	13
	(c)	Notice to Landlord’s Mortgagee	13
	(d)	Landlord’s Mortgagee’s Protection Provisions.	13
13.		Rules and Regulations.	13
14.		Condemnation.	13

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	(a)	Total Taking	13
	(b)	Partial Taking - Tenant’s Rights	13
	(c)	Partial Taking - Landlord’s Rights	13
	(d)	Temporary Taking	14
	(e)	Award	14
15.		Fire or Other Casualty.	14
	(a)	Repair Estimate	14
	(b)	Tenant’s Rights	14
	(c)	Landlord’s Rights	14
	(d)	Repair Obligation	14
	(e)	Waiver of Statutory Provisions	15
	(f)	Abatement of Rent	15
16.		Personal Property Taxes.	15
17.		Events of Default.	15
	(a)	Payment Default	15
	(b)	Abandonment	15
	(c)	Estoppel	15
	(d)	Insurance	15
	(e)	Mechanic’s Liens	15
	(f)	Other Defaults	15
	(g)	Insolvency	16
18.		Remedies.	16
	(a)	Termination of Lease	16
	(b)	Enforcement of Lease	16
	(c)	Sublessees of Tenant	17
	(d)	Efforts to Relet	17
	(e)	Suspension of Services	17
19.		Payment by Tenant; Non-Waiver; Cumulative Remedies.	17
	(a)	Payment by Tenant	17
	(b)	No Waiver	17
	(c)	Cumulative Remedies	18
	(d)	Continuing Liability of Tenant	18
20.		Intentionally Omitted.	18
21.		Surrender of Premises.	18
22.		Holding Over.	18
23.		Certain Rights Reserved by Landlord.	18
	(a)	Building Operations	19
	(b)	Security	19
	(c)	Prospective Purchasers and Lenders	19
	(d)	Prospective Tenants	19
24.		Substitution Space.	19
25.		Miscellaneous.	19
	(a)	Landlord Transfer	19
	(b)	Landlord’s Liability	19
	(c)	Force Majeure	19
	(d)	Brokerage.	20

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	(e)	Estoppel Certificates	20
	(f)	Notices	20
	(g)	Separability	20
	(h)	Amendments; Binding Effect	20
	(i)	Quiet Enjoyment	20
	(j)	No Merger	21
	(k)	No Offer	21
	(l)	Entire Agreement	21
	(m)	Waiver of Jury Trial	21
	(n)	Governing Law	21
	(o)	Recording	21
	(p)	Water or Mold Notification	21
	(q)	Joint and Several Liability	21
	(r)	Financial Reports	21
	(s)	Landlord’s Fees	22
	(t)	Attorneys’ Fees	22
	(u)	Telecommunications	22
	(v)	Confidentiality	22
	(w)	Authority	22
	(x)	Hazardous Materials	22
	(y)	List of Exhibits	23
	(z)	Prohibited Persons and Transactions	23
	(aa)	ERISA.	23
26.		Intentionally Omitted.	23
27.		Directory Sign; Suite-Entry Sign	23
28.		Counterparts.	23

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LIST OF DEFINED TERMS

Page No.

Additional Rent	2
Affiliate	1
Association	3
Base Rent	i
Base Rent Abatement	ii
Base Year	ii
Basic Lease Information	1
Building	i
Building’s Structure	1
Building’s Systems	1
Casualty	14
Commencement Date	i
Damage Notice	14
Declaration	3
Default Rate	4
Disabilities Acts	7
ERISA	23
Estimated Delivery Date	1
Event of Default	15
Fair Market Rental Rate	H-1
GAAP	9
Hazardous Materials	22
HVAC	4
including	1
Initial Liability Insurance Amount	ii
Land	i
Landlord’s Mortgagee	12
Law	1
Laws	1
Lease	1
Lease Month	ii
Loss	12
Mortgage	12
NRS	14
OFAC	23
Operating Costs	2
Operating Costs Statement	3
Parking Area	G-1
Permitted Transfer	8
Permitted Transferee	8
Permitted Use	ii
Premises	i
Primary Lease	12
Project	i
Rent	ii
Repair Period	14
Security Deposit	ii
Taking	13
Tangible Net Worth	9
Taxes	3
Telecommunications Services	22
Tenant	1
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Term	i
Transfer	7

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LEASE

This Lease Agreement (this “Lease”) is entered into as of August 26, 2021, between ANC CORPORATE CENTER & PASEO VERDE, LLC, a Delaware limited liability company ("Landlord"), and CLEANSPARK, INC., a Nevada corporation (“Tenant”).

1.      Definitions and Basic Provisions The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2.      Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.      Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease within one (1) business day after the execution and delivery of this Lease by Landlord and Tenant (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Base Rent and Additional Rent (each as defined herein).

4.      Rent.

(a)    PaymentTenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by ACH/Wire or, good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. Rent and other monies required to be paid by Tenant hereunder shall be paid to Landlord, without deduction or offset, except as otherwise provided herein, in legal tender of the United States of America, at:

If by wiring instructions (and ACH)

WIRING INSTRUCTIONS

______________

ABA # ______________

Account # ______________

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Account name: ______________

ACH INSTRUCTIONS

______________

ABA# ______________

Account# ______________

Account name: ______________

Or by check made payable to ANC Corporate Center & Paseo Verde, LLC and delivered to:

American Nevada Realty, LLC

2360 Corporate Circle, Suite 330

Henderson, NV89074

Attention: Property Management

Landlord reserves the right to modify the foregoing payment instructions upon not less than thirty (30) days prior notice to Tenant. The obligations of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/360 of the annual Base Rent in effect during the partial month and the number of days in the partial month and shall be due on the Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Base Rent.

(b)   Operating Costs.

(1)   Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount by which Operating Costs (defined below) exceed Operating Costs for the Base Year (“Additional Rent”). Landlord may make a good faith estimate of the Additional Rent to be due from Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the Base Year). Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to Tenant’s Proportionate Share of the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due from Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A)management and supervision fees in an amount not to exceed three and one half percent (3.5%) of all gross receipts (which includes all rental and other revenue) received by Landlord in connection with the ownership, operation, and management of the Building; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b);

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(E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building and shared tenant amenities, such as conference rooms and fitness facilities; (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance); (I) all utilities and all other services provided to the Building and the Project, not separately metered to other tenants; (J) costs and assessments allocated to the Project pursuant to the Declaration, as defined below; and (K) Taxes, as defined in Section 4(c)(2) below. Notwithstanding the foregoing, Tenant’s Proportionate Share of Controllable Expenses (defined below) shall not increase by more than 5% over Tenant’s Proportionate Share of Controllable Expenses in the previous calendar year, including the Base Year, on a cumulative, compounded basis. However, any increases in excess Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Term (subject to the foregoing limitation) until fully recouped by Landlord. For example, if Controllable Expenses were $100.00 in 2021, then the total Controllable Expenses that could be included in Operating Costs in 2022 would be $105.00, for 2023 would be $110.25, for 2024 would be $115.76, and so on. The term “Controllable Expenses” means all Operating Costs excluding expenses relating to the cost of utilities, insurance, real estate taxes and assessments, healthcare reform and other expenses not within Landlord’s control arising from increases in the minimum wage or other similar legal requirements.

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(1)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; and (viii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

(2)   “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of re-appraisement. The Project and the Premises, and Tenant’s use of Green Valley Corporate Center, the Project, and the Premises, are subject to (i) those rights, restrictions, covenants, easements, appendages, privileges, and appurtenances set forth in that certain Green Valley Corporate Center Declaration of Covenants, Conditions, Restrictions, Reservations and Easements recorded on January 25, 1996, in Book 960125, as Instrument No. 01411, in the Office of the Recorder of Clark County, Nevada, as amended pursuant to that Supplemental Declaration of Restrictive Covenants, Conditions and Restrictions recorded on December 12, 2007, in Book 20071212, as Instrument No. 00145 in the Office of the Recorder of Clark County, Nevada, and as may be further amended from time to time (the “Declaration”). The Declaration is enforced and implemented in part by the Green Valley Corporate Center Commercial Association (the “Association”).

(3)   By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4(b)(1) (the “Operating Costs Statement”). If Tenant’s estimated payments of Operating Costs under this Section 4(b) for the year covered by the Operating Costs Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs under this Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs Statement, then Tenant shall pay Landlord such deficiency within thirty (30) days of Notice to Tenant of such deficiency.

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(4)   With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

5.      Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any twelve (12) month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6.      Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.      Landlord’s Obligations.

(a)    Services. Landlord shall use good faith commercially reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") using such HVAC units as appropriate to meet Tenant's reasonable requirements for the Premises (provided that the maintenance and repair of such HVAC units shall be Tenant’s obligation pursuant to Paragraph 8(b) below)) and at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; and (3) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7(a)(2): (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 9:00 a.m. and 2:00 p.m. on Saturday (in each case other than holidays), or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. The current rate for overtime HVAC per hour is Sixty Dollars ($60.00). Landlord shall not be required to deliver any janitorial services or electrical current to the Premises. Tenant shall be responsible for and is hereby required to obtain such janitorial services for the Premises as are reasonably necessary to maintain the Premises in a first-class condition. In addition, the entire Premises shall, as part of the Tenant Work (as defined in Exhibit D), be separately metered for electrical usage, and Tenant shall be responsible for the electrical usage in the Premises.

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(b)   Excess Utility UseTenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

(c)    Restoration of Services; AbatementLandlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of twenty (20) consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord’s reasonable control, and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 20 business day period) that Tenant is so prevented from using the Premises.

(d)   AccessSubject to the Building rules and regulations attached as Exhibit C hereto and the other provisions of this Lease (including Section 7(a) hereof), Tenant will be provided access to the Premises 24 hours per day, seven days per week, 52 weeks per year. If such access is unavailable due to force majeure or any other reason beyond Landlord's control (including construction performed by parties other than Landlord which prohibits such access), Landlord shall not be in default under this Section 7(d).

8.      Improvements; Alterations; Repairs; Maintenance.

(a)    Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building’s common areas or elevator lobby areas, or (4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(b)   Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-

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Premises Equipment and all areas, improvements and systems, including HVAC equipment, exclusively serving the Premises; provided however, that Landlord agrees to replace the compressors in each of the two (2) HVAC units serving the Premises, and Landlord shall warrant such HVAC units serving the Premises against defects for one (1) year following the Commencement Date. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. If Landlord elects to repair such damage pursuant to this Section 8, Tenant shall only be liable and invoiced for maintenance, repair or replacement work actually performed (and supported by documentation and receipts) and no other fees shall be assessed.

(c)    Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors performing work described in this Section 8 to procure and maintain insurance coverage as set forth in Exhibit J. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

(d)   Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(e)    N.R.S. Sections 108.2403 and 108.2407.

Prior to commencing any alterations, (i) Tenant shall comply with N.R.S. Sections 108.2403 and 108.2407; and (ii) providing evidence of such compliance to Landlord.

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9.      Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 300 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use. If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

10.   Assignment and Subletting.

(a)    Transfers. Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold pursuant to Section 10(b) (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a)(6) being a “Transfer”).

(b)   Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy, (2)  will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (3) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (4) is not a governmental entity, or subdivision or agency thereof, (5) is not another occupant of the Building, and (6) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c)    Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 30 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

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(d)   Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)    Attornment by SubtenantsEach sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)    Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g)    Additional Compensation. While no Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer over (2) the Rent allocable to the portion of the Premises covered thereby. While an Event of Default exists, Tenant shall pay to Landlord, immediately upon receipt thereof, one hundred percent (100%) of the excess of (A) all compensation received by Tenant for a Transfer over (B) the Rent allocable to the portion of the Premises covered thereby.

(h)   Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)   an Affiliate of Tenant; provided that for the purposes of this Section 10(h)(i) only, the term "Affiliate" shall include a corporation that Tenant or Tenant's corporate parent owns in excess of 25% of the outstanding capital stock.

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(2)   any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, or Tenant's corporate parent, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)   any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.   Insurance; Waivers; Subrogation; Indemnity.

(a)    Tenant’s Insurance.(1) General Liability Insurance. Tenant shall, at all times during the Term, at its sole cost and expense, procure and maintain in full force and effect a policy or policies of commercial general liability insurance coverage assuring against loss, damage or liability for injury or death to persons and loss or damage to property occurring from any cause whatsoever in connection with the Premises or Tenant’s use thereof. If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service, or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require). Such insurance policy shall not have a deductible in excess of Ten Thousand Dollars ($10,000.00). Such insurance shall also cover and include all signs maintained by Tenant hereunder. Tenant shall also cover contractual liability insurance that is sufficient to cover Tenant’s indemnity obligations hereunder if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy.

(2)             Property Insurance.Tenant shall, at all times during the Term, at its sole cost and expense, procure and maintain in full force and effect property insurance on a special form or “all risks” policy form covering not less than one hundred percent (100%) of the current replacement value of Tenants alterations, improvements and betterments in the Premises, including without limitation, all furniture, fixtures, and personal property therein and business interruption insurance. Such insurance shall also cover and include all exterior signs maintained by Tenant hereunder and shall include coverage for plate glass

(3)             Worker’s Compensation and Employer’s Liability. Tenant shall, at its sole cost and expense, at all times during the Term, procure and maintain in full force and effect worker’s compensation and employer’s liability insurance in amounts not less than the statutory requirements as outlined by the State of Nevada’s Business & Industry and NRS Chapters 616A and 616D, as may be amended from time to time.

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(4)             Automobile Insurance. Tenant, at its sole cost and expense, shall, at all times during the Term, procure and maintain in full force and effect, automobile insurance in a commercially reasonable amount covering all automobiles owned by Tenant. Tenant’s commercial general liability insurance policy required by Section 11(a)1 above, shall include an endorsement for automobiles that are not owned by Tenant, but that are used in carrying out Tenant’s business.

*Minimum Insurance Limits:

Commercial General Liability:	$1,000,000	Each Occurrence
Occurrence Form Only	$2,000,000	Aggregate (Per Project)
	$2,000,000	Products / Completed Operations
	$1,000,000	Advertising and Personal Injury
Auto Liability:	$1,000,000	Combined Single Limit Any Auto or Hired and Non-Owned Autos
Workers Compensation:	$1,000,000	Employers Liability Limits Statutory Coverage–State of Hire
Excess/Umbrella Liability	$1,000,000	Each Occurrence/Aggregate Excess over Commercial General Liability, Automobile Liability & Employers Liability

The following Endorsements must be referenced on all Certificates of Insurance and copies of the endorsements must be attached:

General Liability:

▪     Additional Insured – CG2011 01/96 or its equivalent

▪     Primary and Non-Contributory Wording

▪     Waiver of Subrogation

Automobile Liability:

▪     Additional Insured

▪     Primary and Non-Contributory Wording

▪     Waiver of Subrogation

Workers’ Compensation:

▪     Waiver of Subrogation

Excess/Umbrella Liability:

▪     Additional Insured

▪     Primary and Non-Contributory Wording

▪     Waiver of Subrogation

All policies must be endorsed to provide 30 days’ notice of cancellation, except 10 days for non-payment of premium

*The minimum insurance limits are the limits carried by the tenant or the minimum insurance limits contained in the lease, whichever is greater.

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Additional Insured:

ANC Corporate Center & Paseo Verde, LLC and any and all of their respective parents, members, partners, subsidiaries, affiliates, employees, agents, officers and representatives, together with owner and any mortgagee from time to time of Owner’s interest, must be named as an additional insured, as their interests may appear.

Certificate Holder:

ANC Corporate Center & Paseo Verde, LLC

c/o JMA Ventures, LLC

460 Bush Street

San Francisco, CA 94108

(5)             Certificate of Insurance. A certificate providing evidence of insurance coverage maintained by Tenant hereunder shall be delivered to Landlord and all other additional insureds on or before the Commencement Date hereof and thereafter, as to policy renewals, within ten (10) days following any renewal of such policies. Any proposed diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question, initiated by either the insurer, or by the Tenant shall require not less than thirty (30) days’ prior written notice to Landlord. All such insurance policies shall be issued by insurance carriers having an A.M. Best rating of at least A-/VIII or higher who are authorized to transact business in the State of Nevada. All deductibles and self-insured retentions must be shown on the Certificate of Insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance, and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost.

(6)             Prohibited Sales or Activity. Tenant shall not use, occupy or permit the Premises to be used or occupied, in a manner which will make void or voidable any insurance then in force with respect thereto or the Project, or which will make it impossible to obtain casualty or other insurance with respect to the Project. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises or any section thereof, any item, or permit any activity, which may be prohibited by the standard form of casualty or public liability insurance policy. Tenant agrees to pay any increase in premiums for insurance which may be carried by Landlord on the Premises or the Building of which it is a part, resulting from the use or activities in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing various components of such rate, shall be conclusive evidence of the several items and charges which make up the respective insurance rate on the Premises.

Prohibited Use Deemed Ultra Hazardous. Tenant shall not use or occupy the Premises or any part thereof, or suffer or permit the same to be used or occupied for any business or purpose deemed ultra hazardous on account of fire or otherwise. In the event Tenant’s use and/or occupancy causes any increase of premium for insurance on the Premises, the Building, the Project, or any part of any of them above the rate for the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay such additional premium on the insurance policy that may be carried by Landlord for its protection. Bills for such additional premiums shall be rendered by Landlord to Tenant at such time as Landlord may elect, and shall be due from and payable by Tenant within twenty (20) days following delivery of such additional premiums by Landlord, but such increase in the rate of insurance shall not be deemed a default under this Lease. Failure to pay amounts due hereunder shall be a breach of this Lease.

(b)   Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000 (including excess/umbrella coverage). Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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(c)    No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d)   IndemnitySubject to Section 11(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. Subject to Section 11(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s common areas and Premises to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.   Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)    Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b)   Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

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(c)    Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)   Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.   Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.   Condemnation.

(a)    Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)   Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis (permanent basis shall be defined in this Section 14 as forty (40) days) its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Base Rent and additional rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)    Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Base Rent and additional rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b). Tenant waives any and all rights it might otherwise have pursuant to Nevada Revised Statutes (“NRS”) Section 37.115.

(d)   Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Base Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

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(e)    Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

15.   Fire or Other Casualty.

(a)    Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)   Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 210 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c)    Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)   Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises, unless such alterations, improvements and betterments in the Premises were paid for by Tenant and not reimbursed by Landlord (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e)    Waiver of Statutory Provisions. The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of Nevada with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

(f)    Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

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16.   Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.   Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a)    Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due (any such notice shall be in lieu of, and not in addition to, any notice required under NRS Section 40.253 or any similar or successor law); however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions;

(b)   Abandonment. Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises;

(c)    Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e) and such failure shall continue for five (5) business days after Landlord’s second written notice thereof to Tenant;

(d)   Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e)    Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f)    Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of, and not in addition to, any notice required under NRS Sections 40.251 to 40.260 or any similar or successor law). However, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed an additional 30 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the 10 day period following Landlord’s initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.

(g)    Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

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18.   Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions, each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever:

(a)    Termination of Lease. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(1)   The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(2)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3)   The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(4)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(5)   At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 18(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 18(a)(1) and 18(a)(2) above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Section 18(a)(3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)   Enforcement of Lease. If Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. After the occurrence of an Event of Default, Landlord may re-enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period shorter than or beyond the remaining Term of this Lease), at such rents and on such other terms and conditions as Landlord reasonably deems advisable. Pursuant to said rights of re-entry, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless of any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. In the event of any subletting described above, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures and alterations or improvements made by or on behalf of Tenant to the Premises; (ii) second, to the payment of Rent then due and payable hereunder; (iii) third, to

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the payment of future Rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the Term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the Rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand.  Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term hereof for a final determination of Tenant’s account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Section. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Default.

(c)    Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(d)   Efforts to Relet. For the purposes of this Section 18, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

(e)    Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor.

19.   Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)    Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) performing Tenant’s obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)   No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)    Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

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(d)   Continuing Liability of Tenant. Anything contained herein to the contrary notwithstanding, no act or conduct of Landlord, including, without limitation, exercise of any rights of re-entry described above, efforts to relet the Premises, an action in unlawful detainer or service of notice upon Tenant, or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay Rent or other sums due hereunder, nor shall any of the foregoing serve to terminate this Lease unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term. The surrender of this Lease by Tenant, voluntarily or otherwise, shall, at Landlord's option, operate as an assignment to Landlord of any and all existing subleases, or Landlord may elect to terminate any or all of such subleases by notifying the sublessees of its election within fifteen (15) days after such surrender. under this Lease.

20.   Intentionally Omitted.

21.   Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term.

22.   Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to 150% of the Rent payable during the last month of the Term.  Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.   Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a)    Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

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(b)   Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)    Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)   Prospective Tenants. At any time during the last nine (9) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24.   Substitution Space. Landlord may, at Landlord’s expense, relocate Tenant within the Building to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within fifteen (15) business days after Landlord’s written request therefor. If Tenant fails to execute such relocation amendment within such time period, or if Tenant fails to relocate within the time period stated in Landlord’s relocation notice to Tenant (or, if such relocation space is not available on the date specified in Landlord’s relocation notice, as soon thereafter as the relocation space becomes available and is tendered to Tenant in the condition required by this Lease), then Landlord may terminate this Lease by notifying Tenant in writing thereof at least sixty (60) days prior to the termination date contained in Landlord’s termination notice and Tenant shall have no further obligations under this Lease. Time is of the essence with respect to Tenant’s obligations under this Section.

25.   Miscellaneous.

(a)    Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

(b)   Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

(c)    Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, pandemics or any other causes of any kind whatsoever which are beyond the control of such party.

(d)   Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE (Brad Peterson), representing Landlord, and Logic Commercial Real Estate (Amelia Henry), representing Tenant, whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

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(e)    Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f)    Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by email during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof) or upon the next business day if the date of delivery is not a business day (or if an email is sent after 5:00 p.m. Las Vegas time on a business day). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)    Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)   Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)     Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)     No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)   No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)     Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

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(m)  Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n)   Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)   Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(p)   Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q)   Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(r)    Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statement. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(s) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs. Notwithstanding the foregoing, the preceding obligations shall not apply so long as Tenant is a publicly-traded company. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports.

(s)    Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(t)     Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

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(u)   Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(v)   Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law, court order or SEC/NASDAQ requirements and regulations, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(w)  Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(x)   Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(x), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Notwithstanding Landlord’s indemnity contained in Section 11(d), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section 25(x). This indemnity provision shall survive termination or expiration of this Lease.

(y)   List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

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Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Building Rules and Regulations
Exhibit D - Tenant Finish-Work
Exhibit E - Form of Confirmation of Commencement Date Letter
Exhibit F - Form of Tenant Estoppel Certificate
Exhibit G - Parking
Exhibit H - Option to Extend
Exhibit I - Intentionally Omitted
Exhibit J - Insurance coverage for work performed by contractors and subcontractors

(z)    Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

(aa) ERISA. Tenant hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"; each of the foregoing hereinafter referred to collectively as a "Plan"); (ii) Tenant’s assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101.

26.   Intentionally Omitted.

27.   Directory Sign; Suite-Entry Sign. Landlord shall install and maintain (1)Tenant's name on the alphabetical directory in the main lobby of the Building in accordance with Exhibit C, and (2) a Building-standard sign with Tenant's name near the primary entryway door of the Premises; provided that all costs associated with the construction and installation of such signage shall be at Tenant’s cost and expense.

28.   Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Signatures to this Lease transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

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LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	ANC CORPORATE CENTER & PASEO VERDE, LLC, a Delaware limited liability company

By: /s/ Paul Faries
Name: Paul Faries
Title: Authorized Signatory
Execution Date: 8/30/2021

TENANT:	CLEANSPARK, INC., a Nevada corporation

By: /s/ Zachary Bradford
Name: Zachary Bradford
Title: CEO
Execution Date: 8/30/2021

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Exhibit A

OUTLINE OF PREMISES

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Exhibit B

DESCRIPTION OF THE LAND

[to be provided]

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Exhibit C

BUILDING RULES AND REGULATIONS

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Exhibit D

[structural improvements -- tenant managed construction]

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Exhibit E

CONFIRMATION OF COMMENCEMENT DATE

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Exhibit F

FORM OF TENANT ESTOPPEL CERTIFICATE

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Exhibit G

PARKING

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Exhibit H

RENEWAL OPTION

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Exhibit I

INTENTIONALLY OMITTED

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Exhibit J

Re: Access Agreement and work performed at 2370 Corporate Circle, Henderson, NV 89074

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